UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to § 240.14(a)-11(c) or to § 240.14(a)-12

Silicon Storage Technology, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

☐        Fee paid previously by written preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

SILICON STORAGE TECHNOLOGY, INC.
1171 Sonora Court
Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2004

TO THE SHAREHOLDERS OF SILICON STORAGE TECHNOLOGY, INC.:

Notice Is Hereby Given that the 2004 Annual Meeting of Shareholders of Silicon Storage Technology, Inc., a California corporation, will be held on Friday, June 4, 2004 at 8:00 a.m., Pacific Time, at our offices located at 1020 Kifer Road, Sunnyvale, California 94086 for the following purposes:

  To elect five directors to serve for the ensuing year and until their successors are elected.
  To approve an amendment to our Bylaws, to increase the authorized number of directors from the current range of three to five directors to a range of five to seven directors.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2004.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 20, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors /s/ Jack K. Lai JACK K. LAI Secretary

Sunnyvale, California
May 7, 2004

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. SHARES MAY ALSO BE VOTED ELECTRONICALLY VIA THE INTERNET. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SILICON STORAGE TECHNOLOGY, INC.
1171 Sonora Court
Sunnyvale, California 94086

PROXY STATEMENT
FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

June 4, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Silicon Storage Technology, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on Friday, June 4, 2004 at 8:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices located at 1020 Kifer Road, Sunnyvale, California 94086. We intend to mail this proxy statement, accompanying proxy card, and our 2003 Annual Report on Form 10-K on or about May 7, 2004, to all shareholders entitled to vote at the Annual Meeting. If your shares are held in a bank or brokerage account, you may be eligible to vote your proxy electronically. Please refer to the enclosed voting form for instructions.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of our common stock at the close of business on April 20, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2004 we had outstanding and entitled to vote 95,933,101 shares of common stock.

Each holder of record of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to five votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purposes in determining whether a matter is approved.

Voting via the Internet or by Telephone

Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The telephone and Internet voting procedures below are designed to authenticate shareholders' identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders' instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

Shareholders of record may go to http://www.voteproxy.com to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The shareholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and the shareholder will be prompted to submit or revise them as desired.

For Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the Nasdaq Stock Market, Inc., or Nasdaq, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non- votes.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 3, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Corporate Secretary at our principal executive offices, 1171 Sonora Court, Sunnyvale, California 94086, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders that are intended to be presented at our 2005 Annual Meeting of Shareholders must be received by us not later than January 9, 2005 in order to be included in the Proxy Statement and proxy relating to the 2005 Annual Meeting of Shareholders. Pursuant to our bylaws, shareholders who wish to bring matters or propose nominees for director at our 2005 Annual Meeting of Shareholders must provide specified information to us between January 5, 2005 and February 4, 2005. Shareholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice shareholder proposals and director nominations.

Electronic Delivery of Shareholder Communications

Registered and beneficial shareholders now have the option to receive shareholder material electronically. By signing up for electronic delivery of shareholder material such as the Annual Report and Proxy Statement, shareholders will receive e-mail notification as soon as the shareholder material becomes available online without having to wait for the material to arrive in the mail. To sign up for electronic delivery of our future annual reports and proxy statements, please visit our web site at http://www.sst.com/investors/edelivery.xhtml. Shareholder enrollment will be effective until cancelled. Shareholders may call Silicon Storage Technology, Inc., or SST, Investor Relations at (408) 735-9110 for questions about electronic delivery.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as householding, potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to SST Investor Relations, via facsimile at (408) 735- 9036. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSAL 1

ELECTION OF DIRECTORS

There are five nominees for the five Board positions presently authorized in our bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently one of our directors, all five having been elected by the shareholders. It is our policy to invite nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting attended such meeting.

Shares represented by the executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve.

The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to our Board of Directors. The names of the nominees and certain information about them are set forth below:
Name	Age	Position
Bing Yeh ...........	53	President, Chief Executive Officer and Chairman of the Board
Yaw Wen Hu........	54	Executive Vice President and Chief Operating Officer
Tsuyoshi Taira .......	65	Director
Yasushi Chikagami......	65	Director
Ronald Chwang........	55	Director

Bing Yeh, one of our co-founders, has served as our President and Chief Executive Officer and has been a member of our board of directors since our inception in 1989. In April 2004, he was appointed Chairman of the Board of Directors. Prior to that, Mr. Yeh served as a senior research and development manager of Xicor, Inc., a nonvolatile memory semiconductor company. From 1981 to 1984, Mr. Yeh held program manager and other positions at Honeywell Inc. From 1979 to 1981, Mr. Yeh was a senior development engineer of EEPROM technology of Intel Corporation. He was a Ph.D. candidate in Applied Physics at, and earned an Engineer degree from, Stanford University. Mr. Yeh holds a M.S. and a B.S. in Physics from National Taiwan University.

Yaw Wen Hu, Ph.D., joined us in July 1993 as Vice President, Technology Development. In 1997, he was given the additional responsibility of wafer manufacturing and, in August 1999, he became Vice President, Operations and Process Development. In January 2000, he was promoted to Senior Vice President, Operations and Process Development. In April 2004, he was promoted to Executive Vice President and Chief Operating Officer. Dr. Hu has been a member of our board of directors since September 1995. From 1990 to 1993, Dr. Hu served as deputy general manager of technology development of Vitelic Taiwan Corporation. From 1988 to 1990, he served as FAB engineering manager of Integrated Device Technology, Inc. From 1985 to 1988, he was the director of technology development at Vitelic Corporation. From 1978 to 1985, he worked as a senior development engineer in Intel Corporation's Technology Development Group. Dr. Hu holds a B.S. in Physics from National Taiwan University and a M.S. in Computer Engineering and a Ph.D. in Applied Physics from Stanford University.

Tsuyoshi Taira has been a member of our board of directors since July 1993. Mr. Taira served as president of Sanyo Semiconductor Corporation from 1986 to 1993. Mr. Taira was chairman of the Sanyo Semiconductor Corporation from 1993 to 1996. Mr. Taira left the Sanyo Semiconductor Corporation in August 1996. Mr. Taira currently owns and runs a marketing and management consulting company, Tazan International, Inc. Mr. Taira holds a B.S. from Tokyo Metropolitan University.

Yasushi Chikagami has been a member of our board of directors since September 1995. Mr. Chikagami has been chairman of Arise, Inc. since 2000. Mr. Chikagami has also served as director of World Peace Group International Ltd. since 2002 and Trident Microsystems, Inc. since 1993 and Integrated Silicon Solution Inc. since 1999. Mr. Chikagami holds a B.S. in Agricultural Engineering from Taiwan University and a M.S. in engineering from University of Tokyo.

Ronald Chwang, Ph.D., has been a member of our board of directors since June 1997. Dr. Chwang has been the Chairman and President of Acer Technology Ventures, America, a venture capital management company, since 1997. Dr. Chwang currently serves actively on the board of directors of several private companies. He also serves on the board of ALi Corporation (previously called Acer Laboratories Inc.), Ambit Microsystems Corp. in Taiwan and ATI Technologies Inc. in Canada since February 2003. From 1986 to 1997, Dr. Chwang was with various Acer entities, serving in executive positions leading business units engaged in ASIC products, computer peripherals, and Acer-Altos server system, including from 1992 to 1997 as president and chief executive officer of Acer America Corporation. Before joining the Acer entities, Dr. Chwang worked for several years in development and management positions at Intel in Oregon and Bell Northern Research in Ottawa, Canada. Dr. Chwang holds a B.S. in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and SST, our senior management and our independent auditors, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Yeh, our President, Chief Executive Officer and Chairman of the Board, and Mr. Hu, our Executive Vice President and Chief Operating Officer.

Information Regarding the Board of Directors and its Committees

In April 2004, the Board of Directors documented the governance practices followed by us by adopting Corporate Governance Policies to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The policies are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Policies set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Policies were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Policies, as well as the charters for each committee of the Board, may be viewed at www.sst.com.

As required under new Nasdaq listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Chwang has been appointed our Lead Independent Director and will preside over such executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Silicon Storage Technology, Inc. at 1171 Sonora Court, Sunnyvale, California 94086. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

The following table provides membership and meeting information for fiscal 2003 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance[1]	Stock Option Committee[2]
Bing Yeh	―	X3	―	―
Yaw Wen Hu	―	―	―	―
Tsuyoshi Taira.	X	X*	X	X
Yasushi Chikagami	X	X	X	X
Ronald Chwang	X*	X	X	X

Total meetings in 2003	4	3	0	3

________________

* Committee Chairperson

1 The Nominating and Corporate Governance Committee was formed in April 2004.

2 The Stock Option Committee was dissolved in April 2004.

3 Resigned as a member of the Compensation Committee in April 2004.

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SST.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions:

    evaluates the performance of and assesses the qualifications of the independent auditors;
    determines and approves the engagement of the independent auditors;
    determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
    reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
    monitors the rotation of partners of the independent auditors on our audit engagement team as required by law;
    confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;
    establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
    reviews the financial statements to be included in our Annual Report on Form 10-K; and
    discusses with management and the independent auditors the results of the annual audit and the results of their review of our quarterly financial statements.

Three directors currently comprise the Audit Committee: Messrs. Taira, Chikagami and Chwang. The Audit Committee met four times during 2003. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). We currently do not have an audit committee financial expert as defined in Item 401(h) of Regulation S-K. At this time, the Board believes that the interests of our shareholders are best served through the identification and recruitment of board members who possess a wide range of business, operational and scientific experience in the semiconductor industry.

Compensation Committee

The Compensation Committee of the Board of Directors:

    reviews and approves the overall compensation strategy and policies for SST;
    reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;
    determines the compensation and other terms of employment of our Chief Executive Officer;
    reviews and approves the compensation and other terms of employment of the other executive officers and senior management; and

    administers our stock option and employee stock purchase plans, bonus plans, and similar programs.

Three directors comprise the Compensation Committee: Messrs. Taira, Chikagami and Chwang. Mr. Yeh resigned from the Compensation Committee in April 2004. All members are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during 2003.

Until April 2004, we had a Stock Option Committee comprised of Messrs. Taira, Chikagami and Chwang. The Stock Option Committee was responsible for granting stock options and other awards to our executive officers. Due to the adoption of amendments to Rules 4200 and 4350(c) of the Nasdaq listing standards, Mr. Yeh resigned from the Compensation Committee and the Stock Option Committee was dissolved by the Board of Directors.

We also have a Non-Officer Stock Award Committee that grants stock awards pursuant to the 1995 Equity Incentive Plan to employees who are not executive officers. The grants must be in accordance with guidelines adopted by the Compensation Committee. Except as approved by the Compensation Committee, the grants must not exceed 36,000 shares to any individual. This committee has one member: Mr. Yeh, who is our President and Chief Executive Officer.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors:

    identifies, reviews and evaluates candidates to serve as directors of the Company (consistent with criteria approved by the Board);
    reviews and evaluates incumbent directors;
    recommends candidates to the Board for election to the Board;
    makes recommendations to the Board regarding membership on committees of the Board;
    assesses the performance of the Board; and
    reviews and assesses our corporate governance principles.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at http://www.sst.com. Three directors comprise the Nominating and Corporate Governance Committee: Messrs. Taira, Chikagami and Chwang. All members are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee was formed in April 2004.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of SST, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of SST and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and SST, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to SST during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1171 Sonora Court, Sunnyvale, California 94086, attention: Nominating and Corporate Governance Committee, at least 120 days prior to the anniversary date of the mailing of the our proxy statement for the last annual meeting of shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Meetings of the Board of Directors

The Board of Directors met six times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors, and all directors attended at least 75% of the aggregate of the meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively, except as follows. Mr. Taira attended two out of the four meetings of the Audit Committee, one out of the three meetings of the Compensation Committee and one out of the three meetings of the Stock Option Committee held during the period for which he was a committee member, respectively. Mr. Chikagami attended two out of the three meetings of the Compensation Committee held during the period for which he was a committee member.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors or any of its directors. Shareholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Corporate Secretary at 1171 Sonora Court, Sunnyvale, California 94086. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis.

Code of Conduct

We have adopted the Silicon Storage Technology, Inc. Code of Conduct that applies to all of our officers, directors and employees. The Code of Conduct is available on our website at http://www.sst.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

AMENDMENT OF OUR BYLAWS

Our Bylaws currently provide that the authorized number of directors shall be fixed from time to time within a range of three to five directors by either resolution of the Board or the affirmative vote of a majority of the shareholders at a duly held shareholder meeting by written consent of the shareholders.

In considering recent corporate governance requirements, the Board concluded that it was desirable to increase the number of directors authorized to serve on the Board. The Board has adopted an amendment to Article IV, Section 19 of the Bylaws which, subject to shareholder approval, increases the authorized number of directors from the current range of three to five directors to a range of five to seven directors. The Board believes that this amendment is in the best interests of SST and our shareholders because it will enable us to identify, appoint and nominate for election, additional highly qualified individuals to serve as independent directors.

Proposed Amendment

The full text of the amended Article IV, Section 19 is as follows:

"Section 19. Number of Directors. The authorized number of directors of the corporation shall be not less than a minimum of five (5) nor more than a maximum of seven (7) (which maximum number in no case shall be greater than two times said minimum, minus one). The exact number of directors shall be set within these limits from time to time (a) by approval of the Board of Directors, or (b) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 13 herein above.

Any amendment of these bylaws changing the maximum or minimum number of directors may be adopted only by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, an amendment reducing the minimum number of directors to less than five (5), cannot be adopted if votes cast against its adoption at a meeting or the shares not consenting to it in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office."

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock, whether or not present or represented by proxy and voting at the Annual Meeting, will be required for approval of the amendment to Article IV, Section 19 of our Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004, and the Board of Directors has directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and that of our shareholders.

PricewaterhouseCoopers LLP fees for the fiscal years ended December 31, 2002 and 2003 are as follows:

	2002	2003

Audit fees...............	$612,000	$623,000
Audit-related fees............	$ --	$ --
Tax fees...............	$206,000	$113,000
All other fees.............	$ 5,000	$ 1,000

Total.................	$823,000	$737,000

Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees: This category consists of assurance and related services by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."

Tax Fees: This category consists of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees: This category consists of fees for advise on compliance with certain foreign investment rules.

All of the fees for 2003 described above were pre-approved by the Audit Committee. The Audit Committee has determined the rendering of non- audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting, which shares voting affirmatively also constitute at least a majority of the required quorum, at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been ratified.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services and has delegated authority to pre-approve all permissible non-audit services provided by PricewaterhouseCoopers LLP to Dr. Chwang. Dr. Chwang is required to inform the Audit Committee of such pre-approved permissible non- audit services at the next meeting of the Audit Committee following such pre- approval. PricewaterhouseCoopers LLP is required to periodically report to the Audit Committee regarding the extent of the services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval, and the fees for the services performed to date.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2004 by:

    each of the officers listed in the Summary Compensation Table;
    each director;
    all of our officers and directors as a group; and
    all those known by us to be beneficial owners of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2004. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentage of ownership is based on 95,917,351 shares of common stock outstanding on April 1, 2004. Unless otherwise indicated, the address of each of the individuals named below is: c/o Silicon Storage Technology, Inc., 1171 Sonora Court, Sunnyvale, California 94086.

	Beneficial Ownership
Name	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 1, 2004	Number of Shares (Including Number Shown in First Column)	Percentage of Total
Officers and Directors
Bing Yeh (1)...........	362,501	11,122,501	11.6%
Yaw Wen Hu .........	355,220	1,183,210	1.2%
Michael Briner (2)........	208,729	837,598	*
Isao Nojima..........	196,315	559,707	*
Derek Best...........	106,873	284,200	*
Tsuyoshi Taira.........	92,570	92,570	*
Yasushi Chikagami........	92,931	159,300	*
Ronald Chwang..........	36,000	197,613	*
All officers and directors
as a group (10 persons).......	1,521,142	14, 729,764	15.4%
5% Stockholders
Barclays Global Investors, N.A. (3)	-	5,217,953	5.4%

___________________________________

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

  Includes (1) 3,078,163 shares held by the Yeh Family Trust U/D/T dated August 14, 1995, of which Mr. Yeh and his wife are trustees, (2) 7,591,837 shares held by Golden Eagle Capital L.P. of which Mr. Yeh and his wife are general partners and (3) 90,000 shares held in an IRA account in the name of Bing Yeh. Mr. Yeh disclaims beneficial ownership of the shares held by Golden Eagle Capital L.P. except to the extent of his pecuniary interest therein.

  Includes 24,000 shares and 14,000 shares held by Tammy Briner, custodian of Jeffrey Daniel Briner and Katherine M. Briner under the Uniform TRFS to Minors Act/CA, respectively.

  Barclays Global Investors is located at 45 Fremont Street, San Francisco, CA 94105. Based solely on a Schedule 13G filed with the SEC on February 17, 2004 by Barclays Global Investors.

Compliance with the Reporting Requirements of Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers and directors were complied with.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS (1)

The Audit Committee oversees SST's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of SST's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with SST's management.

The Audit Committee met with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and reviewed and discussed the audited financial statements and other issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. In addition, the Audit Committee discussed with the independent auditors their independence from management and SST, including the matters in the written disclosures required by the Independence Standards Board Standard and considered the compatibility of any non-audit services with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee has selected, subject to shareholder ratification, PricewaterhouseCoopers LLP as SST's independent auditors for the year ending December 31, 2004.

Audit Committee

Ronald Chwang (Chairman)

Tsuyoshi Taira

Yasushi Chikagami

___________________________________

(1) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

COMPENSATION

Compensation of Directors

Our directors do not currently receive any cash compensation from us for their service as members of our Board of Directors, although they are reimbursed for certain travel-related expenses in connection with attendance at Board and committee meetings in accordance with our policy.

Each of our non-employee directors receives stock option grants under our 1995 Non-Employee Directors' Stock Option Plan, or the Directors' Plan. During 2003, we granted options under the Directors' Plan covering 18,000 shares to each of Messrs. Taira, Chikagami and Chwang at an exercise price of $4.41 per share based on the closing sale price reported on the Nasdaq National Market on the date of grant. The options are fully vested on the grant date.

Compensation of Officers

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by our Chief Executive Officer and our four other most highly compensated officers at December 31, 2003. Amounts under the column "All Other Compensation" include matching contributions to 401(k) plans, patent awards, and amounts paid by us on behalf of the officers for supplemental life insurance.

Summary Compensation Table
		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Stock Options	All Other Compensation
Bing Yeh.............	2003	$ 392,700	$ -	30,000	$ 19,566
President and Chief Executive	2002	$ 392,700	$ -	30,000	$ 3,557
Officer	2001	$ 392,700	$151,999	45,000	$ 1,928

Yaw Wen Hu(1)..........	2003	$ 286,560	$ -	11,485	$ 4,513
Executive Vice President	2002	$ 286,560	$ -	12,059	$ 2,864
Chief Operating Officer	2001	$ 286,559	$115,109	17,454	$ 1,596

Michael Briner...........	2003	$ 251,984	$ -	10,196	$ 2,268
Senior Vice President, Application	2002	$ 246,330	$ -	11,529	$ 2,185
Specific Product Group	2001	$ 251,984	$ 90,530	50,047	$ 1,355

Derek Best ..............	2003	$ 248,400	$604,900(2)	10,079	$ 1,867
Senior Vice President, Sales and	2002	$ 248,400	$ -	10,999	$ 2,166
Marketing	2001	$ 248,400	$ 84,839	15,649	$ 2,288

Isao Nojima (3)............	2003	$ 214,593	$ -	8,438	$ 2,180
Senior Vice President, Standard	2002	$ 214,593	$ -	8,905	$ 1,644
Memory Product Group	2001	$ 214,593	$ 71,285	11,556	$ 3,539

___________________________________

(1) Mr. Hu was promoted to Executive Vice President and Chief Operating Officer in April 2004.

(2) During 2002, Mr. Best earned a cash bonus of $604,900 in recognition of his responsibilities and services during the year. The bonus was paid in January 2003.

(3) Mr. Nojima was promoted to Senior Vice President, Standard Memory Product Group, in April 2004.

Stock Option Grants and Exercises

The following tables show for the fiscal year ended December 31, 2003, information regarding options granted to, exercised by, and held at year end by the officers listed in the Summary Compensation Table above.

2003 Stock Option Grants

The exercise price of each option was equal to the fair market value of our common stock on the date of grant. Mr. Yeh's option was equal to 110% of the fair market value of our common stock on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

    multiplying the number of shares of common stock subject to a given option by 100% of the fair market value of our common stock on the date of grant;

    assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

    subtracting from that result the aggregate option exercise price.

The shares listed in the following table under "Number of Securities Underlying Option Granted" are subject to vesting. Each of the stock options listed in the table, except for Mr. Yeh's option, vests monthly over a one-year period beginning approximately two to four years from the date of grant. Mr. Yeh's option vests over a four-year period, 25% after one year and 2.083% per month thereafter. Each of the options has a ten-year term, except for Mr. Yeh's option which has a five-year term, subject to earlier termination if the optionee's service with us ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable.

Percentages shown under "Percent of Total Options Granted in 2003" are based on 1,337,289 options granted to our employees and directors during 2003.

Individual Grants
	Number of Securities Underlying	Percent of Total Options			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted	Granted in 2003	Exercise Price	Expiration Date	5%	10%
Bing Yeh....	30,000 (1)	2.24%	$ 4.05	1/20/08	$ 19,461	$ 56,360
Yaw Wen Hu...	11,485 (2)	0.86%	$ 11.17	12/23/13	$ 80,679	$ 204,457
Michael Briner.	10,196 (3)	0.76%	$ 11.17	12/23/13	$ 71,624	$ 181,510
Derek Best.	10,079 (4)	0.75%	$ 11.17	12/23/13	$ 70,802	$ 179,427
Isao Nojima...	8,438 (5)	0.63%	$ 11.17	12/23/13	$ 59,275	$ 150,214

___________________________________

  Option vests as to 25% of the shares on January 20, 2004 and 2.083% per month thereafter for three years.
  Option vests monthly over a one-year period beginning on October 16, 2005.
  Option vests monthly over a one-year period beginning on November 23, 2005.
  Option vests monthly over a one-year period beginning on June 2, 2006.
  Option vests monthly over a one-year period beginning on March 15, 2006.

Aggregate Option Exercises in

2003 and December 31, 2003 Option Values

Amounts shown under the column "Value Realized" are based on the closing sales price of our common stock on the date of exercise as reported on the Nasdaq National Market less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2003" are based on the closing price of our common stock on December 31, 2003, of $11.00, as reported on the Nasdaq National Market, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at December 31, 2003 Exercisable / Unexercisable
Bing Yeh...	-	$ -	347,187 / 57,813	$72,668 / $235,373
Yaw Wen Hu..	20,000	$ 166,600	346,054 / 43,377	$2,013,782 / $183,301
Michael Briner..	127,200	$ 204,300	202,068 / 38,546	$1,340,575 / $155,220
Derek Best...	30,000	$ 223,800	91,532 / 55,135	$38,846 / $183,187
Isao Nojima..	-	$ -	272,485 / 33,562	$1,893,291 / $141,028

Equity Compensation Plan Information

SST has three stockholder approved equity compensation plans: the 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Plan and 1995 Employee Stock Purchase Plan. The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1) ..............	10,148,229	$7.79 (2)	8,508,676

Equity compensation plans not approved by security holders..........	-	-	-

Total............	10,148,229	$7.79	8,508,676

___________________________________

  The plans included in this row include our 1995 Equity Incentive Plan, 1995 Non-Employee Directors' Plan and 1995 Employee Stock Purchase Plan.
  Represents the weighted average exercise price of outstanding stock options only.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON COMPENSATION (1)

Our officer compensation program is administered by the Compensation Committee of the Board of Directors which is composed of Messrs. Taira, Chikagami and Chwang, and the Stock Option Committee which is composed of Messrs. Taira, Chikagami and Chwang. Mr. Yeh our President, Chief Executive Officer and Chairman of the Board, resigned from the Compensation Committee ~~in~~ and the Stock Option Committee was dissolved in April 2004.

Our officer compensation program is designed to retain and reward officers who are responsible for leading us in achieving our business objectives. The compensation of our chief executive officer and other executive officers is established by the Compensation Committee.

Compensation Philosophy

The objectives of our compensation program are to:

    align compensation with our business objectives and individual performance;
    motivate and reward high levels of performance;
    recognize and reward the achievement of team and individual goals; and
    enable us to attract, retain and reward officers who contribute to our long-term success.

Our officer compensation philosophy is to tie a significant portion of our compensation to our performance and attainment of team and individual goals and objectives by our officers and is based on the following:

    The Compensation Committee regularly compares our officer compensation practices with those of other companies in the semiconductor industry and other technology-related industries and sets our compensation guidelines based on this review. Our base annual salaries for our officers are generally in the low to mid-range of those paid to officers of companies with comparable revenue targets in high technology industries. The Compensation Committee seeks, however, to provide our officers with opportunities for higher compensation through profit sharing and stock options which, when we are profitable, places total compensation in the mid to upper- range of comparable companies.
    The Compensation Committee believes that an officer compensation program that ties profit sharing awards to performance and achievement of our stated goals serves both as an influential motivator to its officers and as an effective instrument for aligning their interests with those of our shareholders.
    The Compensation Committee also believes that a substantial portion of the compensation of our officers should be linked to the success of our stock in the marketplace. The linkage is achieved through our stock option program, which also serves to more fully align the interests of management with those of our shareholders.

______________________

(1) Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

Implementation of Compensation Program

Annual compensation for our officers consists of four principal elements: salary, cash bonus, profit sharing and stock options.

The Compensation Committee sets the base annual salary and levels of compensation for officers by reviewing compensation for comparable positions in the market and the historical compensation levels of our officers. Currently, the base annual salaries of our officers are at levels which the Compensation Committee believes are generally in the low to mid-range of those of officers of companies with which we compare ourselves. The Compensation Committee members participate in the deliberations of the annual salaries for all officers. Increases in annual salaries are based on a review and evaluation of officer salary levels and the demonstrated capabilities of the officers in managing the key aspects of a fabless semiconductor company, including:

    corporate partnering, patent strategy and technology collaborations;
    research and development;
    market development and market penetration;
    financial matters, including attracting capital and financial planning; and
    human resources.

Compensation of the Chief Executive Officer

As discussed below, Mr. Yeh is eligible to participate in the same officer compensation plans available to our other officers. The non-employee members of the Compensation Committee set Mr. Yeh's total annual compensation, including compensation derived from our profit sharing program, at a level it believes is appropriate in comparison with other chief executive officers at mid-sized companies in technology-related industries with comparable revenue targets.

Mr. Yeh earned $392,700 in 2003 as base salary. Effective March 1, 2004, his salary was increased to $450,000 annually. In determining Mr. Yeh's salary, the Compensation Committee reviewed various factors, including Mr. Yeh's contributions with respect to our return to profitability, the introduction of new products, the advancement of market development and diversification of market penetration, the development of corporate partnership strategy, and the refinement of our overall strategic direction. No profit sharing was earned by Mr. Yeh during 2003 due to the operating loss for the year. During 2003, Mr. Yeh was granted an option to purchase 30,000 shares of our common stock at an exercise price of $4.05, based on 110% of the closing price of our common stock as reported on the Nasdaq National Market on the date of grant. The option was granted in recognition of Mr. Yeh's performance and was intended to provide him with a continuing incentive to remain with SST and contribute to our success.

Profit Sharing and Cash Bonus

During 2003, profit sharing was calculated for all employees, including officers but excluding employees in the sales department, twice using two pre-determined profit sharing-based formulas. The first formula allocates 10% of our operating profit to a profit sharing pool provided that we have met our twin profitability goals of both pre-tax profits and operating profits in excess of 10% of revenues. If pre-tax profits or operating profits are less than 10% of revenues, no allocation is made to profit sharing. The first formula is also reduced by a quality adjustment, which is calculated based on the percentage difference between gross product revenues and net product revenues, and then multiplied by five. The profit sharing pool to be distributed is reduced by this percentage. The second formula apportions some of the profit sharing pool, if any, to each employee based on the employee's length of employment, level of performance and base salary and the individual employee's compliance with our Management by Objective, or MBO, method to help employees with planning their work. An individual's profit sharing is subject to a 20% reduction if such employee fails to post his or her MBOs on our intranet by a specified time. No bonus is paid to an employee who has worked for us for less than six months. Level of performance is a numerical value assigned in performance reviews independently of the profit sharing program. We currently calculate bonuses based on our financial performance in the periods January 1 through June 30 and July 1 through December 31. During

2003, a separate bonus plan was used for employees in the sales department, which is based on the achievement of pre-determined sales quotas and product design wins which generate minimum revenue thresholds. The sales bonus portion that relates to sales quotas is also subject to quality adjustment in the manner described above. The Senior Vice President of Sales & Marketing participates in our overall profit sharing plan but not in the sales bonus plan. Further, during 2002, Derek Best, our Senior Vice President of Sales & Marketing earned a cash bonus of $604,900 in recognition of his responsibilities and services during 2002. This bonus was paid in January 2003.

As we did not achieve our profitability requirements of the profit sharing plan for the periods January 1, 2003 through June 30, 2003 and July 1, 2003 through December 31, 2003, none of our officers, or any other employee, were eligible for profit sharing in 2003.

Stock Awards

Total compensation at the officer level also includes long-term incentives offered by stock awards under the 1995 Equity Incentive Plan. Stock awards are designed to align the long-term interests of our employees with those of our shareholders and to assist in the retention of employees. The size of an individual stock award is generally intended to reflect the employee's position with, and his or her importance to us, and past and future anticipated contributions to our business, and how many years of future service for which the employee has non-vested options. It has been our practice to fix the exercise price of stock option grants at 100% of the fair market value per share on the date of grant. Options are generally subject to vesting over a four or five year period in order to encourage key employees to continue in our employ. As required under our 1995 Equity Incentive Plan, the exercise price of stock option grants for officers who own more than 10% of the shares of our outstanding stock is set at 110% of the fair market value on the date of grant.

The Compensation Committee administers the 1995 Equity Incentive Plan for our officers. The Board of Directors has delegated to the Non-Officers Stock Option Committee the administration of the 1995 Equity Incentive Plan for all of our other employees for option grants of not more than 36,000 shares per option grant. In January 1997, a stock replenishment program was approved by the Board of Directors whereby options may be granted on a smaller and more frequent basis to both our officers and employees in order to ensure that each eligible employee possesses non-vested options for four years of future service. We have granted, and intend to continue to grant, options to our officers on a routine basis as part of this stock replenishment program.

Federal Tax Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of Section 162(m).

The Compensation Committee believes that, at the present time, it is quite unlikely that the compensation paid that may be subject to the deduction limit will exceed $1 million in a taxable year for any such executive whether or not the compensation qualifies as performance-based compensation. Therefore, the Compensation Committee has not established as a priority designing executive compensation packages specifically intended to avoid the Section 162(m) limitations. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to grant compensation awards in the future in a manner consistent with SST's best interests.

Compensation Committee

Tsuyoshi Taira

Yasushi Chikagami

Ronald Chwang

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee of the Board of Directors is composed of Messrs. Taira, Chikagami and Chwang. Mr. Yeh resigned from the Compensation Committee in April 2004.

No current member of the Compensation Committee and none of our officers serve as a member of a compensation committee of any entity that has one or more officers serving as a member of our Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following chart shows the total shareholder return of an investment of $100 in cash on December 31, 1998 for:

    our common stock;
    the Nasdaq Stock Market (U.S.) Index;
    the RDG Semiconductor Composite.

All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 1998, 1999, 2000, 2001, 2002 and 2003. We have never paid a cash dividend.
	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
SILICON STORAGE TECHNOLOGY, INC.	$100.00	$1,692.31	$1,454.05	$1,186.58	$497.28	$1,353.98
NASADQ STOCK MARKET (Us)	$100.00	$ 190.62	$ 127.67	$ 70.42	$ 64.84	$ 91.16
RDG SEMICONDUCTOR COMPOSITE	$100.00	$ 192.99	$ 144.80	$ 125.26	$ 64.28	$ 122.34

This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation of language in any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Relationships

Mr. Yeh is a member of the board of directors of Apacer Technology, Inc. or Apacer, one of our customers and vendors. As of December 31, 2003, we owned a 10% interest in Apacer. In 2003, Apacer accounted for $1.6 million, or 0.6%, of our net product revenues, and we purchased $2.4 million in products and services from Apacer.

Mr. Yeh is a member of the board of directors of Professional Computer Technology Limited, or PCT, a Taiwanese public company. PCT is one of our manufacturers' representatives. As of December 31, 2003, we owned a 13% interest in PCT. PCT has a separate company and wholly-owned subsidiary, Silicon Professional Technology Ltd., or SPT, which provides planning, warehousing, delivery, billing, collection and other logistic functions for us in Taiwan, China and other Southeast Asia countries. In 2003, PCT and its subsidiary SPT together accounted for $164.8 million, or 64.3%, of our net product revenues. At December 31, 2003, we had net accounts receivable from SPT of $40.6 million.

Mr. Yeh is a member of the board of directors of Powertech Technology, Inc., or PTI, a Taiwanese public company. PTI is one of our manufacturers' representatives. As of December 31, 2003, we owned a 3% interest in PTI. Our purchases from PTI are made pursuant to purchase orders at prevailing market prices. At December 31, 2003, we had net accounts payable to PTI of $2.5 million.

Loans to Executive Officers

In March 2001, we loaned $278,063.95 to Derek Best, our Senior Vice President, Sales and Marketing. Under the terms of the promissory note, interest-only payments of $1,969.62 were due monthly for 12 months and a balloon payment for the total principal amount and accrued interest due was to be paid on March 30, 2002. The note was unsecured and bore a simple interest rate of 8.5%. All interest payments on this note were made timely in accordance with the term of the note through December 31, 2001. On January 1, 2002, we loaned an additional $40,000 to Mr. Best. The first note was canceled and the remaining amount due of $278,063.95 was incorporated into a new note of $318,063.95. Under the terms of the new note, both the principal amount and accrued interest were due at the end of the term of the note on December 31, 2002. The note was unsecured, and it bore a simple interest rate of 3.53% per annum. The principal amount and accrued interest due were paid in full in January 2003. All loans to Mr. Best were intended to assist Mr. Best finance his primary residence.

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers and directors which provide, among other things, that we will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or agent, and otherwise to the full extent permitted under California law and our bylaws.

As a matter of policy, all transactions between us and any of our officers, directors or principal shareholders will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be in connection with our bona fide business purposes.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ JACK K. LAI

JACK K. LAI

Secretary

May , 2004

Our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Silicon Storage Technology, Inc., 1171 Sonora Court, Sunnyvale, California 94086.

APPENDIX A

AUDIT COMMITTEE CHARTER

Adopted April 19, 2004

I. Purpose

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Silicon Storage Technology, Inc., a California corporation (the "Company"), shall be to act on behalf of the Board in fulfilling the Board's oversight responsibilities with respect to (1) the Company's corporate accounting and financial reporting processes; (2) the Company's systems of internal accounting and financial controls and audits of financial statements; (3) the quality and integrity of the Company's financial statements and reports; and (4) the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company's independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the "Auditors").

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company's financial management.

II. Composition

The Committee shall consist of at least three (3) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and the rules and regulations of the Securities and Exchange Commission ("SEC"), including any exceptions permitted by such requirements. Each member shall meet such other qualifications for membership on an audit committee as Nasdaq may promulgate from time to time, including being able to read and understand fundamental financial statements at the time of appointment. At least one member shall satisfy any applicable Nasdaq and SEC financial experience requirements as in effect from time to time. The members of the Committee and the Committee's Chairperson shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board.

III. Meetings and Minutes

The Committee shall hold at least four (4) regular meetings per year and additional meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

IV. Member Compensation

No Audit Committee member shall receive or accept, directly or indirectly, any consulting, advisory or other compensatory fees from the Company, except for the member's fees for services as a director and member of the Audit Committee and any other committees of the Board, as may be fixed from time to time by the Board.

V. Authority

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the

Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

VI. Responsibilities

The operation of the Committee shall be subject to the Bylaws of the Company and California General Corporation Law, each as in effect from time to time. The Committee shall oversee the Company's financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee's purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

    Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

    Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company's expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors' engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

    Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

    Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company's audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

    Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, or any successor standard, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

    128

    Former Employees of Auditor. To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company's account.

    Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

    Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards or other promulgated standards.

    Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards or other promulgated standards.

    Management's Discussion and Analysis. To review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

    Press Releases. To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

    Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under Generally Accepted Accounting Principles ("GAAP") related to material items discussed with management, any off-balance sheet structures, and any other significant reporting issues and judgments.

    Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

    Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management's response, if any.

    Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

    Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

    Internal Controls Over Financial Reporting. To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal controls over financial reporting, including any special audit steps taken in the event of material control deficiencies.

    Separate Sessions. Periodically, to meet in separate sessions with the Auditors, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

    Correspondence with Regulators. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company's financial statements, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

    Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company's financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

    Ethical Compliance. To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and rules, as well as to its code of ethical conduct, including review and approval of related-party transactions as required by Nasdaq rules.

    Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

    Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval and have the charter published at least every three years in accordance with Securities and Exchange Commission regulations.

    Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

    Annual Committee Evaluation. To conduct an annual evaluation of the performance of the Committee.

    General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

The Auditors shall be ultimately accountable to the Committee, as representatives of the Company's stockholders. It shall be the responsibility of management to prepare the Company's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

PROXY	SILICON STORAGE TECHNOLOGY, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2004	PROXY

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on June 4, 2004 and hereby appoints Bing Yeh and Jack K. Lai, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Silicon Storage Technology, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Silicon Storage Technology, Inc. to be held at the offices of the Company at 1020 Kifer Road, Sunnyvale, California 94086 on Friday, June 4, 2004 at 8:00 a.m., Pacific Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued, and to be signed on the other side)

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Annual Meeting of Shareholders
SILICON STORAGE TECHNOLOGY, INC.

June 4, 2004

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect directors to serve for the ensuing year and until their successors are elected.
☐ FOR ALL NOMINEES	NOMINEES
☐ WITHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	0 Bing Yeh 0 Yaw Wen Hu 0 Tsuyoshi Taira 0 Yasushi Chikagami 0 Ronald Chwang
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold as shown here: •

2. To approve an amendment to our Bylaws, to increase the authorized number of directors from the current range of three to five directors to arange of five to seven directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐
4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2 and 3 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.

☐

Signature of Shareholder__________________________________ Date _______      Signature of Shareholder____________________________________ Date _______

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.